                                                           Exhibit 99(b)

BANK ONE CORPORATION
Index to Supplemental Quarterly Financial Information

                                                                      Page
                                                                      ----


Supplemental Financial Data                                             1


Supplemental Consolidated Financial Statements                          2


Notes to Supplemental Consolidated Financial Statements                 6


Supplemental Selected Statistical Information                          10

Supplemental Financial Data
BANK ONE CORPORATION and Subsidiaries
----------------------------------------------------------------------------------------------------------------------------
                                                               Three Months Ended                   Six Months Ended
                                                                    June 30                             June 30
(In millions, except per common share amounts)               1998              1997              1998               1997
----------------------------------------------------------------------------------------------------------------------------
Income and Expense:
Net interest income--tax-equivalent basis.............      $  2,335         $  2,417          $  4,618            $  4,794
Provision for credit losses...........................           400              591               791               1,063
Noninterest income....................................         2,132            1,531             4,085               3,066
Merger-related and restructuring charges..............           127              337               127                 337
Operating expense.....................................         2,592            2,300             5,023               4,497
Net income............................................           895              428             1,828               1,220

Per Common Share Data:
Net income, basic.....................................      $   0.76         $   0.36          $   1.56            $   1.02
Net income, diluted...................................          0.75             0.35              1.53                0.99
Cash dividends declared...............................          0.38            0.345              0.76                0.69

Performance Ratios:
Net interest margin:
   Managed............................................          5.14%            5.46%             5.31%               5.49%
   Reported...........................................          4.45             4.79              4.46                4.82
Return on assets......................................          1.49             0.75              1.54                1.08
Return on common equity...............................          18.6              8.9              19.4                12.9
Operating efficiency:
   Managed............................................          52.5             51.7              50.6                50.8
   Reported...........................................          58.0             58.3              57.7                57.2

Balance Sheet:
Loans:
   Managed............................................      $200,726         $189,428          $200,726            $189,428
   Reported...........................................       160,023          158,626           160,023             158,626
Earning assets........................................       211,858          205,785           211,858             205,785
Total assets..........................................       244,181          237,270           244,181             237,270
Deposits..............................................       154,507          152,672           154,507             152,672
Long-term debt (1)....................................        22,248           19,329            22,248              19,329
Common equity.........................................        19,577           18,509            19,577              18,509

----------
(1) Includes trust preferred capital securities.

Supplemental Consolidated Balance Sheet
BANK ONE CORPORATION and Subsidiaries

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       June 30      December 31          June 30
(Dollars in millions)                                                                     1998             1997             1997
--------------------------------------------------------------------------------------------------------------------------------
Assets
Cash and due from banks............................................................    $16,217          $15,380          $14,758
Interest-bearing due from banks....................................................      5,590            6,910            7,737
Federal funds sold and securities under resale agreements..........................      9,040            9,168            9,058
Trading assets.....................................................................      5,342            5,246            5,461
Derivative product assets..........................................................      4,342            4,623            3,816
Investment securities (fair value--$31,875, $26,054, and $24,917,
 respectively).....................................................................     31,863           26,039           24,903
Loans (net of unearned income--$3,228, $3,049, and $2,856, respectively)
   Commercial......................................................................     83,279           79,306           77,503
   Consumer........................................................................     58,737           57,608           57,721
   Credit Card.....................................................................     18,007           22,665           23,402
Allowance for credit losses........................................................     (2,752)          (2,817)          (2,858)
                                                                                      --------         --------         --------
   Loans, net......................................................................    157,271          156,762          155,768
Other assets:
Bank premises and equipment, net...................................................      3,433            3,426            3,337
Customers' acceptance liability....................................................        405              741              693
Other..............................................................................     10,678           11,077           11,739
                                                                                      --------         --------         --------
       Total assets................................................................   $244,181         $239,372         $237,270
                                                                                      ========         ========         ========

Liabilities
Deposits
   Demand..........................................................................     38,551           35,954           36,701
   Savings.........................................................................     59,542           58,946           57,005
   Time............................................................................     37,887           40,144           42,029
   Foreign offices.................................................................     18,527           18,682           16,937
                                                                                      --------         --------         --------
       Total deposits..............................................................    154,507          153,726          152,672
Federal funds purchased and securities under repurchase agreements.................     19,088           20,346           19,574
Other short-term borrowings........................................................     15,768           12,806           16,668
Long-term debt.....................................................................     21,245           20,543           18,326
Guaranteed preferred beneficial interest in the Corporation's junior
 subordinated debt.................................................................      1,003            1,003            1,003
Acceptances outstanding............................................................        405              741              693
Derivative product liabilities.....................................................      4,327            4,629            3,866
Other liabilities..................................................................      8,071            6,528            5,485
                                                                                      --------         --------         --------
       Total liabilities...........................................................    224,414          220,322          218,287

Stockholders' Equity
Preferred stock....................................................................        190              326              474
Common stock--$0.01 par value......................................................         12               12               11
                                    June 30, 1998    Dec. 31, 1997    June 30,1997
                                    -------------    -------------    -------------
 Number of shares authorized.....   2,500,000,000    2,500,000,000    2,500,000,000
 Number of shares issued.........   1,221,926,588    1,218,812,323    1,154,061,980
 Number of shares outstanding....   1,170,465,770    1,168,188,895    1,125,767,334
Surplus............................................................................     12,549           12,584            9,601
Retained earnings..................................................................      9,096            8,063            9,952
Accumulated other adjustments to stockholders' equity..............................        177              209               76
Deferred compensation..............................................................       (182)            (137)            (136)
Treasury stock at cost--51,460,818; 50,623,428; and 28,294,646 shares,
 respectively......................................................................     (2,075)          (2,007)            (995)
                                                                                      --------         --------         --------
   Total stockholders' equity......................................................     19,767           19,050           18,983
                                                                                      --------         --------         --------
       Total liabilities and stockholders' equity..................................   $244,181         $239,372         $237,270
                                                                                      ========         ========         ========
--------------------------------------------------------------------------------------------------------------------------------

Supplemental Consolidated Income Statement
BANK ONE CORPORATION and Subsidiaries

--------------------------------------------------------------------------------------------------------------------------
                                                                              Three Months Ended       Six Months Ended
                                                                                   June 30                 June 30
(In millions, except per-share data)                                          1998        1997         1998        1997
--------------------------------------------------------------------------------------------------------------------------
Interest Income
Loans, including fees.....................................................     $3,595      $3,689       $7,198      $7,240
Bank balances.............................................................         85         114          186         210
Federal funds sold and securities under resale agreements.................        113          87          213         164
Trading assets............................................................         90          78          182         156
Investment securities--taxable............................................        463         378          843         757
Investment securities--tax-exempt.........................................         42          51           83          99
                                                                               ------      ------       ------      ------
   Total..................................................................      4,388       4,397        8,705       8,626

Interest Expense
Deposits..................................................................      1,255       1,244        2,512       2,430
Federal funds purchased and securities under repurchase agreements........        270         280          552         556
Other short-term borrowings...............................................        202         206          375         382
Long-term debt............................................................        357         291          710         552
                                                                               ------      ------       ------      ------
   Total..................................................................      2,084       2,021        4,149       3,920

Net Interest Income.......................................................      2,304       2,376        4,556       4,706
Provision for credit losses...............................................        400         591          791       1,063
                                                                               ------      ------       ------      ------
Net Interest Income After Provision for Credit Losses.....................      1,904       1,785        3,765       3,643

Noninterest Income
Trading profits...........................................................         65          43          125          76
Equity securities gains...................................................        121          88          193         189
Investment securities gains (losses)......................................         49          (4)          82          37
                                                                               ------      ------       ------      ------
   Market-driven revenue..................................................        235         127          400         302

Credit card fees..........................................................        674         558        1,412       1,079
Fiduciary and investment management fees..................................        203         180          401         365
Service charges and commissions...........................................        666         591        1,326       1,159
                                                                               ------      ------       ------      ------
   Fee-based revenue......................................................      1,543       1,329        3,139       2,603
Other income..............................................................        354          75          546         161
                                                                               ------      ------       ------      ------
   Total..................................................................      2,132       1,531        4,085       3,066

Noninterest Expense
Salaries and employee benefits............................................      1,123       1,019        2,230       2,044
Net occupancy and equipment expense.......................................        209         174          411         358
Depreciation and amortization.............................................        126         119          250         235
Amortization of intangibles...............................................         41          54           83         107
Outside services and processing...........................................        348         263          621         511
Marketing and development.................................................        221         234          420         387
Communication and transportation..........................................        190         175          375         337
Other.....................................................................        334         262          633         518
                                                                               ------      ------       ------      ------
   Operating expenses.....................................................      2,592       2,300        5,023       4,497
                                                                               ------      ------       ------      ------
Merger-related and restructuring charges..................................        127         337          127         337
                                                                               ------      ------       ------      ------
   Total noninterest expense..............................................      2,719       2,637        5,150       4,834

Income Before Income Taxes................................................      1,317         679        2,700       1,875
Applicable income taxes...................................................        422         251          872         655
                                                                               ------      ------       ------      ------
Net Income................................................................     $  895      $  428       $1,828      $1,220
                                                                               ======      ======       ======      ======
Net Income Attributable to Common Stockholders' Equity....................     $  891      $  417       $1,820      $1,196
                                                                               ======      ======       ======      ======
--------------------------------------------------------------------------------------------------------------------------
Earnings Per Share
   Basic..................................................................      $0.76       $0.36        $1.56       $1.02
   Diluted................................................................      $0.75       $0.35        $1.53       $0.99
--------------------------------------------------------------------------------------------------------------------------

Supplemental Consolidated Statement of Stockholders' Equity
BANK ONE CORPORATION and Subsidiaries

-----------------------------------------------------------------------------------------------------------------------
Six Months Ended June 30
(In millions)                                                                                    1998           1997
-----------------------------------------------------------------------------------------------------------------------
Preferred Stock
   Balance, beginning of period.........................................................        $   326        $   651
   Conversion of preferred stock........................................................           (136)          (177)
                                                                                                -------        -------
   Balance, end of period...............................................................            190            474
                                                                                                -------        -------

Common Stock
   Balance, beginning of period.........................................................             12             12
   Issuance of stock....................................................................              -             (1)
                                                                                                -------        -------
   Balance, end of period...............................................................             12             11
                                                                                                -------        -------

Capital Surplus
   Balance, beginning of period.........................................................         12,584         10,030
   Issuance of treasury stock...........................................................           (200)          (396)
   Conversion of preferred stock........................................................            135           (115)
   Acquisition of subsidiaries..........................................................              -             51
   Other................................................................................             30             31
                                                                                                -------        -------
   Balance, end of period...............................................................         12,549          9,601
                                                                                                -------        -------

Retained Earnings
   Balance, beginning of period.........................................................          8,063          9,373
   Net income...........................................................................          1,828          1,220
   Cash dividends declared on common stock..............................................           (528)          (323)
   Cash dividends declared on preferred stock...........................................             (2)            (6)
   Cash dividends declared on common stock by pooled affiliates.........................           (254)          (292)
   Cash dividends declared on preferred stock by pooled affiliates......................             (6)           (18)
   Issuance of treasury stock...........................................................             (5)            (2)
                                                                                                -------        -------
   Balance, end of period...............................................................          9,096          9,952

Accumulated Other Adjustments to Stockholders' Equity
   Fair Value Adjustment on Securities Available for Sale
   Balance, beginning of period.........................................................            203             81
   Change in fair value (net of taxes) and other........................................            (32)           (11)
                                                                                                -------        -------
   Balance, end of period...............................................................            171             70
                                                                                                -------        -------

   Accumulated Translation Adjustment
   Balance, beginning of period.........................................................              6              7
   Translation gain (loss), net of taxes................................................              -             (1)
                                                                                                -------        -------
   Balance, end of period...............................................................              6              6
                                                                                                -------        -------
Total Accumulated Other Adjustments To Stockholders' Equity.............................            177             76

Deferred Compensation
   Balance, beginning of period.........................................................           (137)           (94)
   Awards granted, net of forfeitures and amortization..................................            (39)           (33)
   Other................................................................................             (6)            (9)
                                                                                                -------        -------
   Balance, end of period...............................................................           (182)          (136)
                                                                                                -------        -------

Treasury Stock
   Balance, beginning of period.........................................................         (2,007)          (553)
   Purchase of common stock.............................................................           (375)        (1,763)
   Conversion of preferred stock........................................................              -            292
   Acquisitions of subsidiaries.........................................................              2            487
   Issuance of stock....................................................................            305            542
                                                                                                -------        -------
   Balance, end of period...............................................................         (2,075)          (995)
                                                                                                -------        -------

Total Stockholders' Equity, end of period...............................................        $19,767        $18,983
                                                                                                =======        =======

Total Net Income and Changes in Accumulated Other Adjustments To
   Stockholders' Equity                                                                         $ 1,796        $ 1,208
                                                                                                =======        =======
----------------------------------------------------------------------------------------------------------------------

Supplemental Consolidated Statement of Cash Flows
BANK ONE CORPORATION and Subsidiaries

---------------------------------------------------------------------------------------------------------------------------
Six Months Ended June 30
(In millions)                                                                                     1998             1997
---------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities

Net income.................................................................................        $  1,828        $  1,220
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
   Depreciation and amortization...........................................................             333             342
   Provision for credit losses.............................................................             791           1,063
   Equity securities gains.................................................................            (193)           (189)
   Securities gains, available for sale....................................................             (82)            (37)
   Net (increase) decrease in net derivative product balances..............................             (21)            300
   Net (increase) in trading assets........................................................            (162)           (136)
   Net (increase) decrease in other assets.................................................             381            (789)
   Net increase (decrease) in other liabilities............................................           1,254              (3)
   Gain on sales of banks and branch offices...............................................            (198)             (1)
   Merger-related and restructuring charges................................................             127             337
   Other noncash adjustments...............................................................             456            (176)
                                                                                                   --------        --------

Net cash provided by operating activities..................................................           4,514           1,931
---------------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities

Net (increase) decrease in federal funds sold and securities under resale agreements.......             128          (4,142)
Securities available for sale:
   Purchase................................................................................         (16,980)         (8,743)
   Maturities..............................................................................           2,648           2,675
   Sales...................................................................................          12,175           7,414
Securities held to maturity:
   Purchases...............................................................................               -            (494)
   Maturities..............................................................................              73             607
Credit card receivables securitized........................................................               1           2,224
Net (increase) in loans....................................................................          (4,772)         (6,731)
Loan recoveries............................................................................             269             259
Additions to bank premises and equipment...................................................            (338)           (266)
Net cash and cash equivalents due to mergers, acquisitions and dispositions................          (1,907)            218
All other investing activities, net........................................................             (19)           (851)
Net cash (used in) investing activities....................................................          (8,722)         (7,830)
---------------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities

Net increase in deposits...................................................................             541           7,484
Net (decrease) in federal funds purchased and securities under repurchase
   agreements..............................................................................          (1,259)         (2,089)
Net increase in other short-term borrowings................................................           2,963           3,629
Proceeds from issuance of long-term borrowings.............................................          11,495           9,626
Repayment of long-term debt................................................................         (11,128)         (5,553)
Cash dividends paid........................................................................            (801)           (647)
Purchase of treasury stock.................................................................            (146)           (710)
Repurchase of common stock.................................................................            (229)         (1,056)
All other financing activities, net........................................................           1,873          (2,511)
                                                                                                   --------        --------

Net cash provided by financing activities..................................................           3,309           8,173
---------------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash equivalents...............................             416             (48)
---------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents.......................................            (483)          2,226

Cash and cash equivalents at beginning of period...........................................          22,290          20,269
                                                                                                   --------        --------

Cash and cash equivalents at end of period.................................................        $ 21,807        $ 22,495
                                                                                                   ========        ========
---------------------------------------------------------------------------------------------------------------------------

Notes to Consolidated Financial Statements

Note 1--Basis of Presentation

The consolidated financial statements for the Corporation, including its subsidiaries, have been prepared in conformity with generally accepted accounting principles. Such preparation requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Although the interim amounts are unaudited, they do reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of the results of operations for the interim periods. All such adjustments are of a normal, recurring nature. Because the results from commercial banking operations are so closely related and responsive to changes in economic conditions, fiscal policy and monetary policy, and because the results for the investment security and trading portfolios are largely market-driven, the results for any interim period are not necessarily indicative of the results that can be expected for the entire year.

These financial statements should be read in conjunction with the supplemental consolidated financial statements for the year ended December 31, 1997. See
Exhibit 99(a) of this Form 8-K.

Note 2--Earnings per Share

In December 1997, the Corporation adopted SFAS No. 128 "Earnings Per Share," as required, and all prior periods presented were restated. Basic EPS is computed by dividing income available to common stockholders by the average number of common shares outstanding for the period. The Statement also requires presentation of EPS assuming full dilution. The diluted EPS calculation includes net shares that may be issued under the Employee Stock Purchase and Savings Plan, outstanding stock options, and common shares that would result from the conversion of convertible preferred stock and convertible debentures. In the diluted calculation, income available to common stockholders is not reduced by preferred stock dividend requirements related to convertible preferred stock, since such dividends would not be paid if the preferred stock were converted to common stock.

----------------------------------------------------------------------------------------------------------
                                                                 Three Months Ended    Six Months Ended
                                                                      June 30              June 30
(Dollars in millions, except per-share data)                      1998       1997       1998      1997
----------------------------------------------------------------------------------------------------------
Basic
 Net income...................................................    $  895     $  428    $1,828    $1,220
 Preferred stock dividends....................................        (4)       (11)       (8)      (24)
                                                                  ------     ------    ------    ------
 Net income attributable to common stockholders' equity.......    $  891     $  417    $1,820    $1,196
                                                                  ======     ======    ======    ======
Diluted
 Net income...................................................    $  895     $  428    $1,828    $1,220
 Interest on convertible debentures, net of tax...............         2          -         3         3
 Preferred stock dividends, excluding convertible Series B,
 where applicable.............................................        (4)       (11)       (6)      (10)
                                                                  ------     ------    ------    ------
 Diluted income available to common stockholders..............    $  893     $  417    $1,825    $1,213
                                                                  ======     ======    ======    ======

(In thousands)
Average shares outstanding....................................     1,169      1,172     1,167     1,178
Dilutive Shares
 Employee Stock Purchase and Savings Plan.....................         2          1         2         1
 Stock options................................................        14         19        14        19
 Convertible preferred stock..................................         -          -         3        22
 Convertible debentures assumed to be converted...............         4          4         4         4
                                                                  ------     ------    ------    ------
Average shares outstanding assuming full dilution.............     1,189      1,196     1,190     1,224
                                                                  ======     ======    ======    ======

Earnings per share:
 Basic........................................................     $0.76      $0.36     $1.56     $1.02
                                                                  ======     ======    ======    ======
 Diluted......................................................     $0.75      $0.35     $1.53     $0.99
                                                                  ======     ======    ======    ======
----------------------------------------------------------------------------------------------------------

Note 3--Acquisitions

On June 12, 1998, the Corporation completed its acquisition of First Commerce Corporation ("First Commerce") located in New Orleans, Louisiana, resulting in the issuance of approximately 56 million shares of the Corporation's common stock valued at $3.5 billion for all the outstanding shares of First Commerce common stock, in a tax-free exchange. First Commerce was a multi-bank holding company with total assets of approximately $9.3 billion and stockholders' equity of approximately $805 million at June 12, 1998. This acquisition was accounted for as a pooling of interests and, therefore, consolidated financial statements have been restated for all periods presented to include the results of operations, financial position and changes in cash flows of First Commerce.

In connection with the First Commerce merger, BANK ONE identified restructuring and merger integration charges of $182 million ($127 million after tax), of which $127 million was recorded as a restructuring charge, $44 million represented integration costs, and $11 million was associated with Year 2000 compliance. The restructuring charge of $127 million associated with the First Commerce merger consisted of employee benefits, severance and retention costs, and other merger-related costs.

Note 4--New Accounting Pronouncements

The Corporation adopted SFAS No. 130, "Reporting Comprehensive Income," on January 1, 1998. The Statement defines comprehensive income as including net income and certain other items that affect stockholders' equity. The other items include "fair value adjustment on investment securities available for sale" and "accumulated translation adjustment," which are reported in stockholders' equity on the Corporation's Supplemental Consolidated Balance Sheet. The Corporation has elected to disclose these items in its Consolidated Statement of Stockholders' Equity. Since the Statement solely relates to display and disclosure requirements, it has no effect on the Corporation's financial results.

In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This Statement requires certain disclosures about an entity's operating segments in annual and interim financial reports. It also requires certain related disclosures about products and services, geographic areas and major customers. The segment and other information disclosures are required for the year ended December 31, 1998.

In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." SFAS No. 132 is effective for fiscal years beginning after December 15, 1997. SFAS No. 132 supersedes the disclosure requirements in SFAS No. 87, "Employers' Accounting for Pensions," No.88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." SFAS No. 132 addresses disclosure only. As a result, SFAS No. 132 will have no impact on BANK ONE's consolidated financial position or results of operations.

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement establishes new accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those derivatives at fair value. The accounting for the gains or losses resulting from changes in the value of those derivatives will depend on the intended use of the derivative and whether it qualifies for hedge accounting. This Statement will significantly change the accounting treatment for derivatives the Corporation uses in its asset and liability management activities. The Corporation is required to adopt this Statement on January 1, 2000. The Corporation is in the process of evaluating the impact of this new Statement.

Note 5--Cash Flow Reporting

Loans transferred to other real estate owned were $106 million and $58 million during the first six months of 1998 and 1997, respectively.

In connection with the First USA merger, $3.6 billion of mortgage-backed securities were reclassified from held to maturity to available for sale during the 1997 second quarter.

In addition, noncash investing activities for the six months ended June 30, 1998, included the following transfers of securitization-related assets: (1) an interest-only strip of $469 million was transferred from other assets to securities available for sale and (2) certificated retained interests in credit card securitizations of $2.4 billion were transferred from loans to securities available for sale.

Note 6--Fair Value of Financial Instruments

The carrying values and estimated fair values of financial instruments as of June 30, 1998, have not materially changed on a relative basis from the carrying values and estimated fair values of financial instruments disclosed as of December 31, 1997.

Note 7--Impaired Loans

A loan is considered impaired when it is probable that all principal and interest amounts due will not be collected in accordance with its contractual terms. The following tables summarize impaired loan information.

------------------------------------------------------------------------------------
                                                                    June 30
                                                             ----------------------
(In millions)                                                1998              1997
------------------------------------------------------------------------------------
Impaired loans with related allowance.................        $ 455            $ 401
Impaired loans with no related allowance (1)..........          190              183
                                                              -----            -----
 Total impaired loans.................................        $ 645            $ 584
                                                              =====            =====
Allowance on impaired loans...........................        $ 116            $  72
                                                              =====            =====
------------------------------------------------------------------------------------

(1) Impaired loans for which the discounted cash flows, collateral value or market price equals or exceeds the carrying value of the loan does not require an allowance.

-------------------------------------------------------------------------------------------------------------------
                                                              Three Months Ended           Six Months Ended
(In millions)                                                       June 30                    June 30
                                                              1998           1997        1998            1997
-------------------------------------------------------------------------------------------------------------------
Average impaired loans................................       $ 660          $ 512       $ 615           $ 497
Interest income recognized on impaired loans..........           7              7          13              13
-------------------------------------------------------------------------------------------------------------------

Note 8--Derivative Financial Instruments

Derivative financial instruments used in trading activities are valued at estimated fair value. Such instruments include swaps, forwards, spot, futures, options, caps, floors and forward rate agreements and other conditional or exchange contracts in the interest rate, foreign exchange, equity and commodity markets. The estimated fair values are based on quoted market prices or pricing and valuation models on a present value basis using current market information. Realized and unrealized gains and losses are included in noninterest income as trading profits. Where appropriate, compensation for credit risk and ongoing servicing is deferred and recorded as income over the terms of the derivative financial instruments.

Derivative financial instruments used in asset and liability management (ALM) activities, principally interest rate swaps, are typically classified as synthetic alterations or anticipatory hedges and are required to meet specific criteria. Such interest rate swaps are designated as ALM derivatives, and are linked to and adjust the interest rate sensitivity of a specific asset, liability, firm commitment, or anticipated transaction or a specific pool of transactions with similar risk characteristics. Interest rate swaps that do not meet these and the following criteria are designated as derivatives used in trading activities and are accounted for at estimated fair value.

Income or expense on most ALM derivatives used to manage interest rate exposure is recorded on an accrual basis, as an adjustment to the yield of the linked exposures over the periods covered by the contracts. This matches the income recognition treatment of that exposure, generally assets or liabilities carried at historical cost, which are recorded on an accrual basis. If an interest rate swap is terminated early or dedesignated as an ALM derivative, any unrecognized gain or loss at that point in time is deferred and amortized as an adjustment of the yield on the linked interest rate exposure position over the remaining periods originally covered by the swap. If all or part of a linked position is terminated, e.g., a linked asset is sold or prepaid, or if the amount of an anticipated transaction is likely to be less than originally expected, the related pro rata portion of any unrecognized gain or loss on the swap is recognized in earnings at that time, and the related pro rata portion of the swap is subsequently accounted for at estimated fair value.

Purchased option, cap and floor contracts are reported in derivative product assets, and written option, cap and floor contracts are reported in derivative product liabilities. For other derivative financial instruments, an unrealized gain is reported in derivative product assets and an unrealized loss is reported in derivative product liabilities. However, fair value amounts recognized for derivative financial instruments executed with the same counterparty under a legally enforceable master netting arrangement are reported on a net basis. Cash flows from derivative financial instruments are reported net as operating activities.

Note 9--Ratio of Earnings to Fixed Charges

The ratio of earnings to fixed charges for the six months ended June 30, 1998, excluding interest on deposits, was 2.6x, and including interest on deposits, was 1.6x. The ratio has been computed on the basis of the total enterprise (as defined by the Securities and Exchange Commission) by dividing income before fixed charges and income taxes by fixed charges. Fixed charges consist of interest expense on all long- and short-term borrowings, excluding or including interest on deposits.

Note 10--Contingent Liabilities

The Corporation and certain of its subsidiaries are defendants in various lawsuits, including certain class actions, arising out of the normal course of business, and the Corporation has received certain tax deficiency assessments. Since the Corporation and certain of its subsidiaries, which are regulated by one or more federal and state regulatory authorities, also are the subject of numerous examinations and reviews by such authorities, the Corporation is and will, from time to time, normally be engaged in various disagreements with regulators, related primarily to banking matters. In the opinion of management and the Corporation's general counsel, the ultimate resolution of the matters referred to in this note will not have a material effect on the consolidated financial statements.

Supplemental Selected Statistical Information
BANK ONE CORPORATION and Subsidiaries

-----------------------------------------------------------------------------------------------------------------------------
                                                                          Investment Securities -- Held-to-Maturity
-----------------------------------------------------------------------------------------------------------------------------
                                                                 Amortized            Gross          Gross
                                                                   Cost            Unrealized      Unrealized
June 30, 1998 (In millions)                                    (Book Value)           Gains          Losses       Fair Value
-----------------------------------------------------------------------------------------------------------------------------
States and political subdivisions.........................         $   379               $ 23            $  6        $   396
All other.................................................             312                  2               7            307
                                                                   -------               ----            ----        -------
 Total....................................................         $   691               $ 25            $ 13        $   703
                                                                   =======               ====            ====        =======
-----------------------------------------------------------------------------------------------------------------------------
                                                                 Investment Securities -- Available-for-Sale
-----------------------------------------------------------------------------------------------------------------------------
                                                                                      Gross          Gross
                                                                 Amortized         Unrealized      Unrealized     Fair Value
June 30, 1998 (In millions)                                        Cost               Gains          Losses      (Book Value)
 -----------------------------------------------------------------------------------------------------------------------------

U.S. Treasury.............................................         $ 6,548               $ 85            $ 31        $ 6,602
U.S. government agencies..................................          10,029                 98               9         10,118
States and political subdivisions.........................           1,834                 60               6          1,888
Other debt securities.....................................          10,648                 64              13         10,699
Equity securities (1).....................................           1,781                134              50          1,865
                                                                   -------               ----            ----        -------
 Total....................................................         $30,840               $441            $109        $31,172
                                                                   =======               ====            ====        =======
-----------------------------------------------------------------------------------------------------------------------------

(1) Includes investments accounted for at fair value, in keeping with specialized industry practice. The fair values of certain securities for which market quotations were not available were estimated. In addition, the fair values of certain securities reflect liquidity and other market-related factors.

Analysis of Allowance for Credit Losses
----------------------------------------------------------------------------------------------------
For the six months ended                                                June 30           June 30
(In millions)                                                             1998              1997
----------------------------------------------------------------------------------------------------
Balance, beginning of period........................................        $2,817            $2,687
Provision for credit losses.........................................           791             1,063
Charge-offs
 Commercial
   Domestic
    Commercial......................................................            95                75
    Real estate-construction........................................             -                 1
    Real estate-other...............................................             6                 7
    Lease financing.................................................            15                 5
   Foreign..........................................................            39                 -
                                                                            ------            ------
    Total commercial................................................           155                88
 Consumer
   Residential mortgage.............................................            13                 7
   Home equity......................................................            24                15
   Automotive.......................................................           152               164
   Student..........................................................             1                 -
   Other............................................................           122               128
                                                                            ------            ------
    Total consumer..................................................           312               314
 Credit card........................................................           658               786
                                                                            ------            ------
    Total charge-offs...............................................         1,125             1,188
Recoveries
 Commercial
   Domestic
    Commercial......................................................            36                47
    Real estate-construction........................................             2                 3
    Real estate-other...............................................            14                13
    Lease financing.................................................             2                 2
   Foreign..........................................................             1                 2
                                                                            ------            ------
    Total commercial................................................            55                67
 Consumer
   Residential mortgage.............................................             2                 6
   Home equity......................................................             4                 3
   Automotive.......................................................            59                58
   Student..........................................................             -                 -
   Other............................................................            37                36
                                                                            ------            ------
     Total consumer.................................................           102               103
 Credit card........................................................           112                89
                                                                            ------            ------
    Total recoveries................................................           269               259
Net charge-offs.....................................................           856               929
Other...............................................................             -                37
                                                                            ------            ------
Balance, end of period..............................................        $2,752            $2,858
                                                                            ======            ======

Supplemental Selected Statistical Information
BANK ONE CORPORATION and Subsidiaries

---------------------------------------------------------------------------------------------------------------
Average Balances/Net Interest Margin/Rates
---------------------------------------------------------------------------------------------------------------
Six Months Ended                                            June 30, 1998                 June 30, 1997
---------------------------------------------------------------------------------------------------------------
(Income and rates on tax-equivalent basis)           Average             Average    Average             Average
(Dollars in millions)                                Balance   Interest     Rate    Balance   Interest     Rate
---------------------------------------------------------------------------------------------------------------
Assets
Short-term investments............................  $ 14,865     $  400     5.43%  $ 13,667     $  373     5.50%
Trading assets....................................     6,191        182     5.93      5,427        157     5.83
Investment securities
  U.S. government and federal agencies............    17,983        710     7.96     20,118        669     6.71
  States and political subdivisions...............     2,296         91     7.99      2,766        117     8.53
  Other...........................................     9,462        165     3.52      4,601        137     6.00
                                                    --------     ------    -----   --------     ------    -----
    Total investment securities...................    29,741        966     6.55     27,485        923     6.77
Loans (1)
  Commercial......................................    78,636      3,158     8.10     73,823     $2,989     8.16
  Consumer........................................    59,691      2,714     9.17     57,048      2,601     9.19
  Credit card.....................................    19,823      1,347    13.70     23,042      1,671    14.62
                                                    --------     ------    -----   --------     ------    -----
    Total loans...................................   158,150      7,219     9.21    153,913      7,261     9.51
                                                    --------     ------    -----   --------     ------    -----
    Total earning assets (2)......................   208,947      8,767     8.46    200,492      8,714     8.76
Allowance for credit losses.......................    (2,756)                        (2,679)
Other assets......................................    33,341                         29,649
                                                    --------                       --------
    Total assets..................................  $239,532                       $227,462
                                                    ========                       ========
---------------------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity
Deposits--interest-bearing
  Savings.........................................  $ 21,543        248     2.32%  $ 23,183        266     2.31%
  Money market....................................    38,255        726     3.83     33,302        616     3.73
  Time............................................    39,405      1,073     5.49     42,321      1,157     5.51
  Foreign offices (3).............................    17,848        465     5.25     15,393        391     5.12
                                                    --------     ------    -----   --------     ------    -----
    Total deposits--interest-bearing..............   117,051      2,512     4.33    114,199      2,430     4.29
Federal funds purchased and securities under
 repurchase agreements............................    21,383        552     5.21     21,500        557     5.22
Other short-term borrowings.......................    13,831        375     5.47     14,185        381     5.42
Long-term debt (4)................................    22,190        710     6.45     16,887        552     6.59
                                                    --------     ------    -----   --------     ------    -----
    Total interest-bearing liabilities............   174,455      4,149     4.80    166,771      3,920     4.74
Demand deposits...................................    33,987                         30,332
Other liabilities.................................    11,911                         11,164
Preferred stock...................................       256                            549
Common stockholders' equity.......................    18,923                         18,646
                                                    --------                       --------
    Total liabilities and stockholders' equity....  $239,532                       $227,462
                                                    ========                       ========
---------------------------------------------------------------------------------------------------------------
Interest income/earning assets (2)................               $8,767     8.46%               $8,714     8.76%
Interest expense/earning assets...................                4,149     4.00                 3,920     3.94
                                                                 ------    -----                ------    -----
Net interest margin...............................               $4,618     4.46%               $4,794     4.82%
                                                                 ======    =====                ======    =====
---------------------------------------------------------------------------------------------------------------

(1) Nonperforming loans are included in average balances used to determine the average rate.
(2)  Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and overseas offices.
(4)  Includes trust preferred capital securities.